UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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DLH HOLDINGS CORP.
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DLH Annual Meeting to be Held
March 21, 2019 in New York City

Atlanta, Georgia – March 4, 2019 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of innovative healthcare services and solutions to federal agencies, today reminded investors that it will hold its upcoming annual meeting of shareholders on March 21, 2019. The meeting will begin at 10:00 a.m. Eastern and be held at the offices of Becker & Poliakoff, LLP, 45 Broadway, 17th floor, New York, N.Y. 10006. All shareholders are welcome to attend.

DLH also wishes to remind shareholders of record (record date of January 22, 2019) to vote their shares. Please note that if you hold shares in more than one account, you may still need to vote any remaining unvoted shares. Even if you plan on attending the meeting, we urge you to vote your shares ahead of time so they can be tabulated prior to the meeting. The fastest and easiest way to vote is by telephone or on the Internet; instructions on how to vote are provided on the proxy card or voting form previously sent to shareholders.

DLH urges shareholders to read the Company’s proxy statement in its entirety, available for no charge at the SEC’s website at www.sec.gov. This is also available on the Investor Relations section of the Company’s website or at https://www.cstproxy.com/dlhcorp/2019/.

About DLH
DLH (NASDAQ:DLHC) serves federal government clients throughout the United States and abroad delivering technology enabled solutions in key health and human services programs. The Company's core competencies and consulting services include assessment and compliance monitoring, program management, health IT systems integration, data analytics and medical logistics, and pharmacy solutions. DLH has over 1,600 employees serving numerous government agencies. For more information, visit the corporate website at www.dlhcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the following: failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new services; changes in client budgetary priorities; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the ability to successfully integrate the operations of our recent and any future acquisitions; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as well as interim quarterly filings

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thereafter. The forward-looking statements contained herein are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements.

CONTACT:

DLH INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com

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